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                                                                       Exhibit 4

                            JOINT FILING AGREEMENT

     In accordance with rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $5.00 par value, of Western Resources, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 12th day of March, 2001.

                                  WESTAR INDUSTRIES, INC.

                                  By: /s/ Greg A. Greenwood
                                          Name:  Greg A. Greenwood
                                          Title: Secretary and Treasurer


                                  WESTERN RESOURCES, INC.

                                  By: /s/ Larry D. Irick
                                          Name:  Larry D. Irick
                                          Title: Corporate Secretary